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                                                                    EXHIBIT 10.2


THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

                                ZIXIT CORPORATION


                        6.0% CONVERTIBLE PROMISSORY NOTE
US$2,500,000


         THIS CONVERTIBLE PROMISSORY NOTE (this "Note") is made and entered into as of April 8, 2002 ("Execution Date"), by and between ZixIt Corporation, a Texas corporation ("Maker"), with its principal executive offices in Dallas, Texas, and Yahoo! Inc., a Delaware corporation ("Holder"), with its principal executive offices in Sunnyvale, California.

        This Note is the Convertible Promissory Note contemplated by Section 2 of that certain Termination Agreement (herein so called), dated of even date herewith, between Maker and Holder. Terms used herein with their initial letter capitalized, but not defined herein, shall have the meaning given such term in the Termination Agreement, unless the context requires otherwise.


         1. Promise to Pay. Maker promises to pay to the order of Holder the principal sum of $2,500,000 dollars. Interest shall accrue daily from the date hereof (based on a year of 365 days) on the unpaid principal amount at the lower of a rate of 6.0% (the "Interest Rate") or the maximum allowable rate under applicable law, per annum, and shall be compounded quarterly on March 31, June 30, September 30 and December 31 of each year, and shall be payable upon payment of the principal amount.



         2. Due Date. This note is due and payable in full on the earlier of (i) the date on which the registration statement contemplated by Section 3.3 of the Termination Agreement becomes effective (the "Registration Statement") or (ii) 180 days following the execution date of the Termination Agreement (in either case, the "Due Date").







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         3. Method of Payment.


         (a) Within 2 (two) business days following the Due Date, Maker will deliver to Holder a combination of cash and Common Stock (such combination of cash and stock to be determined by Maker in its sole discretion), covered by an effective registration statement filed with the Securities and Exchange Commission ("Registered Common Stock"), that, in the aggregate equals the amount of unpaid principal plus accrued interest then owed under this Note (the "Amount Owing"). The number of shares of Registered Common Stock to be delivered will be determined by dividing the Amount Owing (after giving effect to any cash payments simultaneously being made by Maker) by the "Per Share Stock Price." The "Per Share Stock Price" means the average of the closing sale prices of the Common Stock for the three (3) consecutive trading days preceding the Due Date (the "Measurement Period"). The number of shares of Registered Common Stock to be delivered to the Holder shall be rounded up to the nearest whole share.


         (b) The shares of Registered Common Stock (or electronic equivalent) and/or cash will be delivered to Holder (or its designee) on the date specified herein.

         (c) All cash payments, by the Maker, of principal, interest, fees and other obligations hereunder shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Holder not later than 10:00 a.m. (San Francisco time) on the Due Date at the account of the Holder; funds received by Holder after that time on such Due Date shall be deemed to have been paid by the Maker on the next succeeding Business Day.

         (d) All payments in respect of the principal amount of this Note shall include payment of accrued and unpaid interest on the principal amount being repaid, and all such payments shall be applied to the payment of interest before application to principal.

         (e) Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

         (f) All Registered Common Stock delivered to the Holder pursuant to the Termination Agreement and this Note shall have attached thereto, all registration rights, rights under any shareholder rights or "poison pill" plan and other rights , in each case, to the extent such rights are generally attendant to other Common Stock of the Maker.

         4. Acceleration Events. The unpaid principal and accrued interest shall become immediately due and payable, at Yahoo!'s sole discretion, if (a) the Registration Statement has not been declared effective by the Securities and Exchange Commission on



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or before the date 100 days following the date of the Termination Agreement or
(b) Maker (1) becomes insolvent; (2) fails to pay its debts generally as they become due; (3) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of the Bankruptcy Code of the United States of America or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time-to-time in effect affecting the rights of creditors generally ("Debtor Relief Law"); (4) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same);
(5) is party to any acquisition of Maker by means of merger or other form of corporate reorganization in which outstanding shares of Maker are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring person or its parent, subsidiary or affiliate; (6) is party to any sale of all or substantially all of the assets of Maker (on a consolidated basis) in a single transaction or series of related transactions; (7) there is any other transaction or series of related transactions by Maker relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of Maker's stockholders at which directors are elected is transferred to a single entity or group acting in concert; (8) is party to a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock is not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of Maker immediately prior to such transaction own Common Stock, other securities or other voting stock of Maker in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction); or (9) agrees to do any of the foregoing. The Due Date shall be the date of any such event, if earlier than the Due Date otherwise then in effect.


         5. Default.


         (a) Failure to satisfy the obligations of this Note by the time required herein ("Default") shall cause the Interest Rate to change to the lower of (i) 18% per annum (based on a year of 365 days) or (ii) the highest lawful rate permitted to be charged on debts of such nature ("Default Interest Rate") and the Holder may declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Maker.


         (b) If this Note shall be in default and placed for collection, Maker shall pay all reasonable attorneys fees and costs of collection.

         6. Security. This Note is unsecured.



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         7. Dividends and Distributions. In case the Maker at any time or from time to time after the trading day immediately before the Measurement Period shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) with respect to its Common Stock, then Holder shall receive upon any payment of Registered Common Stock hereunder, in addition to the number of the shares of Registered Common Stock being delivered hereunder, the kind and amount of Common Stock, other securities, cash or other property that Holder would have been entitled to receive had Holder been the owner of record of such shares of Registered Common Stock on the date of such dividend record date.

         8. Notices of Corporate Action. In the event of any action or event described in Section 4(b), items (5)-(8), Maker will mail to Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such action or event is expected to occur. Such notice shall be mailed to Holder at least 21 days prior to the date therein specified.

         9. Listing; Taxes. Maker will procure, at its sole expense, the listing of the Registered Common Stock issuable under this Note and shares issuable as interest hereunder, subject to issuance or notice of issuance, on the Nasdaq National Market System and on all other quotation systems and stock exchanges on which the Common Stock is then listed or quoted, no later than the date on which this Note is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. Maker will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon delivery and acceptance of shares under this Note and shares issuable as interest hereunder.

         10. Exchange. This Note is exchangeable for an equal aggregate principal amount of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be charged to the Holder for such transfer or exchange.

         11. Lost or Stolen Note. In case this Note shall be mutilated, lost, stolen or destroyed, Maker shall issue in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new Note of like tenor upon execution of an indemnity agreement relating to the Note in the form and substance reasonably satisfactory to Maker.

         12. Payment of Expenses. Maker agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the Holder in successfully enforcing the provisions of this Note and/or collecting any amount due under this Note or the Agreement.



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         13. Waivers of Demand, etc. Maker hereby expressly waives (to the extent permitted by applicable law) demand and presentment for payments, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence act or omission as or with respect to the collection of any amount called for hereunder.

         14. No Impairment. Maker will not, by amendment of its Articles of Organization or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, Maker (a) will not increase the par value of any shares of Common Stock above the amount of the Note exchangeable therefor, and (b) will take all such action as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and non-assessable shares of Common Stock pursuant to this Note.

         15. No Inconsistent Agreements. Maker will not on or after the date of this Note enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Note or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of Maker's securities under any other agreements, except rights that have been waived.

         16. Amendments. THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE TERMINATION AGREEMENT (AS DEFINED ABOVE) AND ANY TERM THEREOF MAY BE AMENDED, MODIFIED, SUPPLEMENTED, WAIVED, DISCHARGED OR TERMINATED IN ACCORDANCE WITH THE AMENDMENT PROVISIONS THEREOF. This Note may be amended with the written consent of the Maker and the Holder. Any amendment effected in accordance with this
Section 16 shall be binding upon Holder and Maker.

         17. Severability. If any paragraph, provision or clause of this Note shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Note shall be valid and enforceable and the parties shall use good faith efforts to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Note.

         18. Notice. All communications hereunder shall be in writing and delivered as set forth in the Termination Agreement.

         19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE NORTHERN DISTRICT OF CALIFORNIA AND ANY



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COURT HEARING ANY APPEAL THEREFROM, OVER ANY SUIT, ACTION OR PROCEEDING AGAINST
IT ARISING OUT OF OR BASED UPON THIS AGREEMENT (A "RELATED PROCEEDING"). THE MAKER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS JURISDICTION OVER THE COMPANY AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER MAKER. MAKER FURTHER IRREVOCABLY WAIVES ANY OBJECTION TO ANY RELATED PROCEEDING IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT THE RELATED PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         20. Miscellaneous.

         (a) When the Amount Owing is paid in full, the Holder shall surrender this Note to the Maker at the address set forth for notices to the Holder in the Termination Agreement.

         (b) This Note and the related Termination Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter herein and supersede all prior agreements and understandings, whether written or oral, that may exist between the parties relating to the subject matter hereof. No delay by any party in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party of any such right or remedy shall preclude the other or further exercise thereof. No waiver of any provision of this Note or of any right or remedy shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right or remedy hereunder.

         (c) The parties waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         (d) Paragraph titles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Note.

         (e) This Note may be not be assigned by Holder, except that it my be assigned by operation of law in connection with a merger, business combination or similar transaction and except that it may be assigned by Yahoo! to one of its subsidiaries or affiliates both as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.



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                  IN WITNESS WHEREOF, the Maker has executed this 6.0%
Promissory Note as of the date first written above.



ZIXIT CORPORATION

By: /s/ Ronald A. Woessner
   -------------------------------

Printed Name: Ronald A. Woessner
             ---------------------

Title: SVP
      ----------------------------



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